                                                                     EXHIBIT 4.6


                                 ESCROW AGREEMENT


          This ESCROW AGREEMENT (this "Agreement"), dated as of February 21,
                                       ---------
1997, among Fleet National Bank, as escrow agent (in such capacity, the "Escrow
                                                                         ------
Agent"), Fleet National Bank, as Trustee (in such capacity, the "Trustee") under
-----                                                            -------
the Indenture (as defined herein), and UNIFI Communications, Inc., a Delaware corporation (the "Company").
                  -------


                                 RECITALS

          A.   Pursuant to the Indenture, dated as of February 21, 1997 (the

"Indenture"), between the Company and the Trustee, the Company is issuing
----------
$175,000,000 aggregate principal amount of its 14% Senior Notes due 2004, Series A and Series B (the "Notes").
                     -----

          B. As security for its obligations under the Notes and the Indenture, the Company hereby grants to the Trustee, for the benefit of the holders of the Notes, a security interest in and lien upon the Escrow Account (as defined herein).

          C. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Escrow Account and released from the security interest and lien described above.

                                 AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   DEFINED TERMS.  In addition to any other defined terms used
               -------------
herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

          "ADDITIONAL INTEREST" shall have the meaning ascribed to that term in
           -------------------
the Registration Rights Agreement relating to the Notes, dated as of February 21, 1997, between the Company and Smith Barney Inc., as initial purchaser of the Notes.

          "AFFILIATE" of any specified person means (i) any other person which,
           ---------
directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer

(A) of such specified person, (B) of any subsidiary of such specified person or
(C) of any person described in clause (i) above or (iii) any person in which such person has, directly or indirectly, a 5% or greater voting or economic interest or the power to control. For purposes of this definition, control of a person means the power, directly or indirectly, to direct or cause the direction of the management or policies of such person whether through the ownership of voting securities or by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "APPLIED" means that disbursed funds have been applied (i) to the
           -------
payment of interest on the Notes, (ii) pursuant to Section 3(c) or (iii) pursuant to Section 6(b)(iii).

          "AVAILABLE FUNDS" means (A) the sum of (i) the Initial Escrow Amount
           ---------------
and (ii) interest earned on the funds in the Escrow Account (including holdings of U.S. Government Securities), less (B) the aggregate disbursements previously
                                ----
made pursuant to this Agreement.

          "COLLATERAL" shall have the meaning given in Section 6(a) hereof.
           ----------

          "ESCROW ACCOUNT" shall mean the escrow account established pursuant to
           --------------
Section 2.

          "ESCROW ACCOUNT STATEMENT" shall have the meaning given in Section
           ------------------------
2(f).

          "INITIAL ESCROW AMOUNT" shall mean approximately $46 million.
           ---------------------

          "INTEREST PAYMENT DATE" means each of September 1, 1997, March 1,
           ---------------------
1998, September 1, 1998 and March 1, 1999.

          "ISSUE DATE" has the meaning set forth in the Indenture.
           ----------

          "PAYMENT NOTICE AND DISBURSEMENT REQUEST" means a notice sent by the
           ---------------------------------------
Trustee to the Escrow Agent requesting a disbursement of funds from the Escrow Account, in substantially the form of Exhibit A hereto. Each Payment Notice and
                                      ---------
Disbursement Request shall be signed by an officer of the Trustee.

          "REVISED ARTICLE 8" means Uniform Commercial Code, Revised Article 8,
           -----------------
Investment Securities (with conforming

Amendments to Articles 1, 3, 4, 5, 9 and 10) 1994, Official Text, regardless of whether Revised Article 8 has been enacted by the State of New York or any other applicable jurisdiction.

          "U.S. GOVERNMENT SECURITIES" means security entitlements (as defined
           --------------------------
in Revised Article 8) and securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to
--------
make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.

          2.   ESCROW ACCOUNT; ESCROW AGENT.
               ----------------------------

          (a) Appointment of Escrow Agent.  The Company and the Trustee hereby
              ---------------------------
appoint the Escrow Agent, and the Escrow Agent hereby accepts appointment, as escrow agent, under the terms and conditions of this Agreement.

          (b) Establishment of Escrow Account.  Concurrently with the execution
              -------------------------------
and delivery hereof, the Escrow Agent shall establish an Escrow Account entitled the "Fleet National Bank, as Escrow Agent for UNIFI Escrow Account" pledged by the Company to Fleet National Bank, as Trustee (the "Escrow Account") at its office located at Rochester, New York. All funds accepted by the Escrow Agent pursuant to this Agreement shall be held for the exclusive benefit of the Trustee and the ratable benefit of the holders of the Notes. All such funds shall be held in the Escrow Account until disbursed or paid in accordance with the terms hereof. The Escrow Account, the funds held therein and any U.S. Government Securities held by the Escrow Agent shall be under the sole dominion and control of the Escrow Agent for the benefit of the Trustee and the ratable benefit of the holders of the Notes. On the Issue Date, the Company shall deliver the Initial Escrow

Amount in immediately available funds to the Escrow Agent for deposit into the Escrow Account against the Escrow Agent's written acknowledgment and receipt of the Initial Escrow Amount.

          (c) Escrow Agent Compensation.  The Company shall pay to the Escrow
              -------------------------
Agent such compensation for services to be performed by it under this Agreement as the Company and the Escrow Agent may agree in writing from time to time. The Escrow Agent shall be paid any compensation owed to it directly by the Company and shall not disburse from the Escrow Account any such amounts.

          The Company shall reimburse the Escrow Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel. The Escrow Agent shall be paid any such expenses owed to it directly by the Company and shall not disburse from the Escrow Account any such amounts.

          (d) Investment of Funds in Escrow Account.  Funds deposited in the
              -------------------------------------
Escrow Account shall be invested and reinvested only upon the following terms and conditions:

             (i) Acceptable Investments.  All funds deposited or held in the
                 ----------------------
     Escrow Account at any time shall be invested by the Escrow Agent in U.S. Government Securities in accordance with the Company's written instructions from time to time to the Escrow Agent; provided, however, that the Company
                                            --------  -------
     shall only designate investment of funds in U.S. Government Securities maturing in an amount sufficient to and/or generating interest income sufficient to, when added to the balance of funds held in the Escrow Account, provide for the payment of interest on the outstanding Notes on the Interest Payment Date beginning on and including September 1, 1997 and through and including the Interest Payment Date on March 1, 1999; provided,
                                                                       --------
     further, however, that any such written  instruction shall specify the
     -------  -------
     particular investment to be made, shall state that such investment is authorized to be made hereby and in particular satisfies the requirements of the preceding proviso, shall contain the certification referred to in
     Section 2(d)(ii), if required, and shall be executed by any officer of the Company. All U.S. Government Securities shall be assigned to and held in the possession of, or, in the case of U.S. Government Securities maintained in book-entry form with the Federal Reserve Bank, transferred to a book-entry account in the name of, the Escrow Agent, for the benefit of the Trustee and the ratable benefit of the holders of the Notes, except that U.S. Government Securities maintained in book-entry form with the Federal Reserve Bank shall be transferred to a book-entry account in the name of the Escrow Agent at the Federal Reserve Bank that includes only U.S. Government Securities held by the Escrow Agent for its customers and segregated by separate recordation in the books and records of the Escrow Agent.

             (ii) Security Interest in Investments.  No investment of funds in
                  --------------------------------
     the Escrow Account shall be made unless the Company has certified to the Escrow Agent and the Trustee that, upon such investment, the Trustee will have a first priority perfected security interest in the applicable investment. On the Issue Date, and on each Interest Payment Date thereafter until the date upon which the balance of the Available Funds shall have been reduced to zero, each of the Trustee and the Escrow Agent shall receive an Opinion of Counsel (as such term is defined in the Indenture) to the Company, dated each such date as applicable, which opinion shall meet the requirements of Section 314(b) of the Trust Indenture Act of 1939, as amended (the "TIA") and shall comply with Section
                                             ---
     10.02 of the Indenture.

             (iii)  Principal and Interest.  All principal and interest earned
                    ----------------------
     on funds invested in U.S. Government Securities shall be deposited in the Escrow Account as additional Collateral for the benefit of the Trustee and the ratable benefit of the holders of the Notes and shall be reinvested in accordance with the terms hereof at the Company's written instruction.

             (iv) Limitation on Escrow Agent's Responsibilities.  The Escrow
                  ---------------------------------------------
     Agent's sole responsibilities under this Section 2 shall be (A) to retain possession of certificated U.S. Government Securities and to be the registered or designated owner of U.S. Government Securities which are not certificated, if any, (B) to follow the Company's written instructions given in accordance with Section 2(d)(i), (C) to invest and reinvest funds pursuant to this Section 2(d), (D) to maintain possession of, and dominion and control over, the Escrow Account and the funds and U.S. Government Securities therein, unless and until such funds are permitted to be released or disbursed in accordance with the terms of this Agreement and
     (E) to use reasonable efforts to reduce to cash such U.S. Government Securities as may be required to fund any disbursement or payment in accordance with Section 3. In connection with clause (A) above, the Escrow Agent will maintain continuous possession in the State of New York of certificated U.S. Government Securities and cash included in the Collateral and will cause uncertificated U.S. Government Securities, if any, to be registered in the book-entry system of, and transferred to an account of the Escrow Agent or a sub-agent of the Escrow Agent at, the Federal Reserve Bank of New York. Except as provided in Section 6, the Escrow Agent shall have no other responsibilities with respect to perfecting or maintaining the perfection of the Escrow Agent's security interest in the Collateral and shall not be required to file any instrument, document or notice in any public office at any time or times. In connection with clause (D) above, and subject to the following sentence, the Escrow Agent shall not be required to reduce to cash any U.S. Government Securities to fund any disbursement or payment in accordance with Section 3 in the absence of written instructions signed by an officer of the Company specifying the particular investment to liquidate. If no such written instructions are received, the Escrow Agent shall liquidate those U.S. Government Securities having the lowest interest rate per annum or if none such exist, those having the nearest maturity.

             (v) Manner of Investment.  Funds deposited in the Escrow Account
                 --------------------
     shall initially be invested in a manner such that there will be sufficient funds available without any further investment by the Company to cover all interest due on the outstanding Notes, as such interest becomes due, for each Interest Payment Date occurring from the Issue Date and ending on (and including) March 1, 1999, provided that such investments shall have such maturities and/or interest payment dates such that funds will be available with respect to each such Interest Payment Date no later than the time the Escrow Agent is required to distribute such funds to the Trustee pursuant to Section 3(a). The Escrow Agent shall have no responsibility for determining whether funds held in the Escrow Account shall have been invested in such a manner so as to comply with the requirements of this clause (v).

          (e) Substitution of Escrow Agent.  The Escrow Agent may resign by
              ----------------------------
giving no less than 30 days' prior written notice to the Company and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of all funds and U.S. Government Securities maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such funds or U.S. Government Securities or this Agreement to a successor escrow agent mutually approved by the Company and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) the Company, the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Notes and the Trustee than this Agreement; and the Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except as set forth in
Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Company, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

          (f) Escrow Account Statement.  At least 30 days prior to each Interest
              ------------------------
Payment Date, the Escrow Agent shall deliver to the Company and the Trustee a statement signed by the Escrow Agent setting forth with reasonable particularity the balance of funds then in the Escrow Account and the manner in which such funds are invested ("Escrow Account Statement"). The parties hereto irrevocably
                     ------------------------
instruct the Escrow Agent that on the first date upon which the balance in the Escrow Account (including the holdings of all U.S. Government Securities) is reduced to zero, the Escrow Agent shall deliver to the Company and to the Trustee a notice that the balance in the Escrow Account has been reduced to zero.

          3.   DISBURSEMENTS.
               -------------

          (a) Payment Notice and Disbursement Request; Disbursements.  The
              ------------------------------------------------------
Company shall give written notice to the Trustee and the Escrow Agent at least seven (7) business days prior to an Interest Payment Date as to whether the related interest payment on the Notes is to be made pursuant to a disbursement from the Escrow Account; and the Trustee shall, at least five (5) business days prior to an Interest Payment Date, submit to the Escrow Agent a completed Payment Notice and Disbursement Request substantially in the form of Exhibit A
                                                                     ---------
hereto with blanks appropriately filed in.

          The Escrow Agent's disbursement pursuant to any Payment Notice and Disbursement Request shall be subject to the satisfaction of the applicable conditions set forth in Section 3(b). Provided such Payment Notice and Disbursement Request is not rejected by it, the Escrow Agent, in no event later than

10:00 a.m. on the Interest Payment Date, shall disburse the funds requested in such Payment Notice and Disbursement Request by wire or book-entry transfer of immediately available funds to the account of the Trustee for the benefit of the holders of the Notes. The Escrow Agent shall notify the Trustee as soon as reasonably possible (but not later than two (2) business days from the date of receipt of the Payment Notice and Disbursement Request) if any Payment Notice and Disbursement Request is rejected and the reason(s) therefor. In the event such rejection is based upon nonsatisfaction of the condition in Section 3(b)(I) below, the Trustee shall thereupon resubmit the Payment Notice and Disbursement Request with appropriate changes.

          (b) Conditions Precedent to Disbursement.  The Escrow Agent's payment
              ------------------------------------
of any disbursement shall be made only if: (I) the Trustee shall have submitted, in accordance with the provisions of Section 3(a) herein, a completed Payment Notice and Disbursement Request to the Escrow Agent substantially in the form of Exhibit A with blanks appropriately filled in and (II) the Escrow Agent
        ---------
shall not have received any notice from the Trustee that as a result of an Event of Default (as defined in the Indenture) the indebtedness represented by the Notes has been accelerated and has become due and payable (in which event the Escrow Agent shall apply all Available Funds as required by Section 6(b)(iii)).

          (c) Retired Notes.  In the event a portion of the Notes has been
              -------------
retired by the Company and submitted to the Trustee for cancellation and there is no Default or Event of Default under the Indenture and no Additional Interest is accruing or remains unpaid, funds representing the lesser of (A) the excess of the amount sufficient to pay interest through and including March 1, 1999 on the Notes not so retired and (B) the interest payments which have not previously been made on such retired Notes for each Interest Payment Date through the Interest Payment Date to occur on March 1, 1999 shall, upon the written request of the Company to the Escrow Agent and the Trustee, be paid to the Company upon compliance with the release of collateral provisions of the TIA (such compliance to be determined as set forth in an Opinion of Counsel reasonably satisfactory to the Escrow Agent) and upon receipt by an Escrow Agent of a notice relating thereto from the Trustee.

          (d) Satisfaction of Obligations on Interest Payment Date(s).  Upon
              ------------------------------------------------------
written notice from the Trustee that the Company has satisfied all of its obligations under the Indenture to pay interest on the Notes on an Interest Payment Date, if no Default has occurred and is continuing under the Indenture and no

Additional Interest is accruing or remains unpaid, the Escrow Agent shall upon written request of the Company, release to the Company the amount set forth in the Notice and Disbursement Request as funds in the Escrow Account equal to the amount that would have been required to pay interest on all outstanding Notes on such Interest Payment Date. Upon written notice from the Trustee that the Company has satisfied all of its obligations under the Indenture to pay interest on the Notes on all Interest Payment Dates, if no Default or Event of Default has occurred and is continuing under the Indenture and no Additional Interest is accruing or remains unpaid, the Escrow Agent shall, upon request of the Company, release all remaining funds in the Escrow Account to the Company.

          (e) Excess of Available Funds.  Upon written notice from the Trustee
              -------------------------
that the Available Funds exceed the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company or the Company's regular independent public accountants, to provide for payment in full of the first four scheduled interest payments due on the Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments remaining, up to and including the fourth scheduled interest payment) if no Default has occurred and is continuing under the Indenture and no Additional Interest is accruing or remains unpaid, the Escrow Agent shall, upon written request of the Company, release to the Company the amount set forth in the Notice and Disbursement Request as funds in the Escrow Account equal to the amount of such excess Available Funds.

          4.   LIMITATION OF THE ESCROW AGENT'S LIABILITY; RESPONSIBILITIES OF
               ---------------------------------------------------------------
THE ESCROW AGENT.  The Escrow Agent's responsibility and liability under this
----------------
Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the holders of the Notes from time to time the performance of the Company; (ii) the Escrow Agent shall have no responsibility to the Company or the holders of the Notes or the Trustee from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and (iv) the Escrow Agent is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to above; provided that nothing contained in this Section 4 shall limit the
       --------
liability of the Escrow Agent for breach of its responsibilities as provided in this Agreement.

          No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or U.S. Government Securities held by it hereunder, including without limitation any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay. In addition to the extent the Escrow Agent has not received written investment instructions from the Company it shall have no duty to invest any funds deposited in the Escrow Account, and it shall not be liable for any lost interest as a result thereof.

          The Escrow Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Company or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          At any time, the Escrow Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request
           --------  -------
that it believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. The Escrow Agent shall not be liable to the Company for acting without the Company's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least two business days after the Company receives the Escrow Agent's request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Company.

          The Escrow Agent may act pursuant to the written advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to Section 4(a)(ii)) shall not be liable for any action taken or omitted in accordance with such advice.

          The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

          In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

          No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

          5.   INDEMNITY.  The Company shall indemnify, hold harmless and defend
               ---------
the Escrow Agent and its directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Escrow Agent's performance under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence or willful misconduct of any of the foregoing persons. The provisions of this Section shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

          6.   GRANT OF SECURITY INTEREST; INSTRUCTIONS TO ESCROW AGENT.
               --------------------------------------------------------

          (a) The Company hereby irrevocably grants a first priority security interest in and pledges, assigns and sets over to the Trustee for the benefit of the Trustee and the ratable benefit of the holders of the Notes all of the Company's right, title and interest in the following investment property and other personal property of the Escrow Account, and all property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, all U.S. Government Securities held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2, as well as all rights of the Company under this Agreement and the proceeds of all of the foregoing (collectively, the "Collateral"), in order to secure all obligations and
                    ----------
indebtedness of the Company under the Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company under the Indenture to the Trustee or the holders of the Notes or to the Trustee. The Escrow Agent hereby acknowledges the Trustee's security interest (but not as to priority) as set forth above. The Company shall take all actions necessary on its part to insure the continuance of a first priority security interest in the Collateral in favor of the Trustee in order to secure all such obligations and indebtedness. As used herein, the term "investment property" shall have the meaning assigned to that term in Revised Article 8. In addition to the foregoing, it is the intention of the parties that the Escrow Account constitute a "securities account" (as defined in Revised Article 8) subject to the "control" (as defined in Revised Article 8) of the Escrow Agreement.

          (b) The Company and the Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall (i) (A) maintain sole dominion and control over funds and U.S. Government Securities in the Escrow Account for the benefit of the Trustee to the extent specifically required herein, (B) maintain, or cause its agent within the State of New York to maintain, possession of all certificated U.S. Government Securities purchased hereunder that are physically possessed by the Escrow Agent in order for the Trustee to enjoy a continuous perfected first priority security interest therein under the law of the State of New York (the Company hereby agreeing that in the event any certificated U.S. Government Securities are in the possession of the Company or a third party, the Company shall undertake to deliver all such certificates to the Escrow Agent), (C) take all steps specified by the Company pursuant to paragraph (a) above to cause the Trustee to enjoy a continuous perfected first priority security interest under the New York Uniform Commercial Code and any applicable law of the State of New York in all U.S. Government Securities purchased hereunder that are not certificated, if any, and (D) maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against the Escrow Agent of any nature now or hereafter existing in favor of anyone other than the Trustee and the holders of the Notes; (ii) promptly notify the Trustee if the Escrow Agent receives written notice that any person other than the Trustee has a lien or security interest upon any portion of the Collateral and (iii) in addition to disbursing amounts held in escrow pursuant to any Payment Notice and Disbursement Requests given to it by the Trustee pursuant to Section 3, upon receipt of written notice from the Trustee of the acceleration of the maturity of the Notes, and direction from the Trustee to disburse all Available Funds to the Trustee, as promptly as practicable, after following, if it so chooses, the procedures set forth in the fourth paragraph of
Section 4(a), disburse all funds held in the Escrow Account to the Trustee and transfer title to all U.S. Government Securities held by the Escrow Agent hereunder to the Trustee. The lien and security interest provided for by this
Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Trustee shall have no security interest in, any funds disbursed by the Escrow Agent to the Company pursuant to this Agreement to the extent not inconsistent with the terms hereof. Not withstanding any other provisions contained in this Agreement, the Escrow Agent shall act solely as the Trustee's agent in connection with its duties under this Section 6 or any other duties herein relating to the Escrow Account or any funds or U.S. Government Securities held thereunder. The Escrow Agent shall not have any right to receive compensation from the Trustee and shall have no authority to obligate the Trustee or to subordinate, compromise or pledge its security interest hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Trustee in the exercise of its rights in the Collateral provided for herein.

          (c) Any money and U.S. Government Securities collected by the Trustee pursuant to Section 6(b)(iii) shall be applied as provided in Section 6.10 of the Indenture. Any surplus of such cash or cash proceeds held by the Trustee and remaining after the 91st day after payment in full of all the obligations under the Indenture shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

          (d) Upon demand, the Company will execute and deliver to the Trustee such instruments and documents as the Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Trustee shall be entitled to take all necessary action to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral.

          (e) The Company hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which the Company is obligated hereto to do, and the Trustee may exercise such rights as the Company might exercise with respect to the Collateral and take any action in the Company's name to protect the Trustee's security interest hereunder. In addition to the rights provided under Section 6(b)(iii) hereof, upon an Event of Default as defined in the Indenture and for so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          7.   TERMINATION.  This Agreement shall terminate automatically ten
               -----------
(10) days following disbursement of all funds remaining in the Escrow Account (including U.S. Government Securities), unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof and not in violation of the Indenture; provided, that the Trustee may not agree to terminate unless it
               --------
has received the consent of 100% of the
holders of all of the Notes outstanding); provided, however, that the
                                          --------  -------
obligations of the Company under Section 2(c) and Section 5 (and any existing claims thereunder) shall survive termination of this Agreement or the resignation of the Escrow Agent; provided, further, however, that until
                                 --------  -------  -------
such tenth day, the Company will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an escrow agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

          8.   MISCELLANEOUS.
               -------------

          (a) Waiver.  Any party hereto may specifically waive any breach of
              ------
this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

          (b) Invalidity.  If for any reason whatsoever any one or more of the
              ----------
provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

          (c) Assignment.  This Agreement is personal to the parties hereto, and
              ----------
the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

          (d) Benefit.  The parties hereto and their successors and permitted
              -------
assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the holders of the Notes and their permitted
        --------  -------
assigns shall be entitled to the benefits hereof and to enforce this Agreement.

          (e) Time.  Time is of the essence with respect to each provision of
              ----
this Agreement.

          (f) Entire Agreement; Amendments.  This Agreement, the Notes and the
              ----------------------------
Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only in accordance with Article Nine of the Indenture and further by a writing signed by a duly authorized representative of each party hereto.

          (g) Notices.  All notices and other communications required or
              -------
permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; (b) three business days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (c) when transmitted by telecopy with verbal confirmation of receipt by the telecopy operator to the telecopy number set forth below; or (d) one business day following the day timely delivered to a next-day air courier addressed as set forth below:

          To the Escrow Agent:

          Fleet National Bank
          1 Federal Street
          Boston, MA  02211

          Attention:  Corporate Trustee
                      Administration Department
          Telecopy:   (617) 346-5501
          Telephone:  (617) 346-5498

          To the Trustee:

          Fleet National Bank
          1 Federal Street
          Boston, MA  02211

          Attention:  Corporate Trustee
                      Administration Department
          Telecopy:   (617) 346-5501
          Telephone:  (617) 346-5498

          To the Company:

          UNIFI Communications, Inc.
          900 Chelmsford Street, Suite 312
          Lowell, MA  01851

          Attention:  Chief Financial Officer

          Telecopy:   (508) 551-7836
          Telephone:  (508) 551-7598

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.

          (h) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (i) Captions.  Captions in this Agreement are for convenience only and
              --------
shall not be considered or referred to in resolving questions of interpretation of this Agreement.

          (j) Choice of Law.  The existence, validity, construction, operation
              -------------
and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws, except to the extent that Federal law requires Revised Article 8 to be applied. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York, or by a United States Court, sitting in New York City. The Company hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return-receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed, AND HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH THE ESCROW AGENT. All actions and proceedings brought by the Company against the Escrow Agent relating to or arising from, directly or indirectly, this Agreement shall be litigated only in courts within the State of New York.

          (k) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject and does not require the consent of any governmental or other regulatory body to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

          (l) Each of the Escrow Agent and the Trustee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

          IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the day first above written.

ESCROW AGENT:            FLEET NATIONAL BANK, as Escrow Agent


                         By:       /s/ Michael Quaile
                              ---------------------------------
                              Name:
                              Title:


TRUSTEE:                 FLEET NATIONAL BANK, as Trustee


                         By:       /s/ Michael Quaile
                              ---------------------------------
                              Name:
                              Title:


COMPANY:                 UNIFI COMMUNICATIONS, INC.


                         By:       /s/ Thomas P. Sosnowski
                              ----------------------------------
                              Name:
                              Title:

                                   EXHIBIT A
                                   ---------

                Form of Payment Notice and Disbursement Request

                          [Letterhead of the Trustee]

                                    [Date]



Fleet National Bank
[       ]
[       ]


Attention:  Corporate Trustee
            Administration Department


                    Re:  Disbursement Request No. ____
                         [indicate whether revised]

Ladies and Gentlemen:

          We refer to the Escrow Agreement, dated as of February 21, 1997 (the "Escrow Agreement") among you (the "Escrow Agent"), the undersigned as Trustee, and UNIFI COMMUNICATIONS, INC., a Delaware corporation (the "Company"). Capitalized terms used herein shall have the meanings given in the Escrow Agreement.

          This letter constitutes a Payment Notice and Disbursement Request under the Escrow Agreement.

          [choose one of the following, as applicable]

          [The undersigned hereby notifies you that a scheduled interest payment
in the amount of $__________ is due and payable on __________   , 199[7][8][9]
and requests a disbursement of funds contained in the Escrow Account in such amount to the Trustee.]

          [The undersigned hereby notifies you that Notes equalling $__________ in aggregate principal amount have been retired and authorizes you to release $__________ of funds in the Escrow Account to the Company (to an account designated by the Company in writing), which amount represents the amount permitted to be released in accordance with Section 3(c) of the Escrow Agreement.]

          [The undersigned hereby notifies you that there has been an acceleration of the maturity of the Notes. Accordingly, you are hereby requested to disburse all remaining funds contained in the Escrow Account to the Trustee such that the balance in the Escrow Account is reduced to zero.]

          [The undersigned hereby notifies you that the Company has satisfied [all of] its obligations under the Indenture to pay interest on the Notes on
[all] [the] Interest Payment Date[s] on [[         ], 199[7][8][9]] and
authorizes you to rebate [$[       ]] [all remaining sums in the Escrow Account]
to the Company (to an account designated by the Company in writing), which amount represents the amount permitted to be released in accordance with Section 3(d) of the Escrow Agreement.]

          [The undersigned hereby notifies you that it has received from the Company an opinion of [nationally recognized firm of independent public accountants] stating that the amount of all remaining funds in the Escrow Account is in excess of the amount sufficient to meet the Company's obligations under the Indenture to pay interest on the Notes on [all] [the] Interest Payment
Date[s] on [[    ], 199[7][8][9]] and authorizes you to rebate $[    ] to the
Company (to an account designated by the Company in writing), which amount represents the amount permitted to be released in accordance with Section 3(e) of the Escrow Agreement.]

          In connection with the requested disbursement, the undersigned hereby notifies you that:

          1. [The Notes have not, as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.]

          2. All prior disbursements from the Escrow Account have been Applied.

          3. [add wire instructions]

          The Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.



                              FLEET NATIONAL BANK, as Trustee


                              By: __________________________________________
                                  Name:
                                  Title: